SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-1540
SERIES NO.: 23


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 1,861
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 223
       Class C                                            $ 152
       Institutional Class                              $ 2,095

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.2180
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.0692
       Class C                                           0.0692
       Institutional Class                               0.3143

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                            8,868
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            3,255
       Class C                                            2,252
       Institutional Class                                7,089

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $15.75
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $15.37
       Class C                                           $15.38
       Institutional Class                               $15.77